3: IN THE UNITED STATES BANKRUPTCY COURT

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IN RE: '

STAGE STORES, INC., '                                                                                         CASE NO. 0035078-H2-11

A Delaware Corporation, '

SPECIALTY RETAILERS, INC., '                                                                           CASE NO. 0035079-H2-11

A Texas Corporation, and '

SPECIALTY RETAILERS, INC. (NV), '                                                                  CASE NO. 0035080-H5-11

A Nevada Corporation, '                                                                                            Chapter 11

Debtors and Debtors in Possession. '                                                                           (Jointly Administered Under
                                                                                                                                     Case No. 0035078-H2-11)

ORDER AWARDING SANCTIONS AGAINST
DOV AVNI KAMINETZKY

For reasons set forth on the record on September 24, 2001, as permitted by FRBP 7052 and FRCP 52(a), under authority of FRBP 9011, 28 USC 1927, Bankruptcy Code section 105, and the inherent power of the Court, IT IS ORDERED THAT:

Dov Avni Kaminetzky shall pay to Stage Stores, Inc., Specialty Retailers, Inc., and Specialty Retailers, Inc. (NV), or their successors as reorganized debtors the sum of $396,028.65.

Signed: August 22. 2001                                                                            s/ Wesley W. Steen
                                                                                                                 WESLEY W. STEEN
                                                                                                                  UNITED STATES BANKRUPTCY JUDGE

The Clerk shall serve:
Debtor
Debtor's counsel
Dov Avni Kaminetzky, pro se
Jeff Spiers, counsel for the Unsecured Creditors Committee
United States Trustee
All parties who have filed a notice of appearance and request for notice.